Exhibit 99.1

EV Energy Partners Announces Pricing of Public Offering of Common Units

HOUSTON, TX — October 18, 2013 — (PR Newswire) — EV Energy Partners, L.P. (NASDAQ: EVEP) (the “Partnership”) today announced that its public offering of 5,000,000 common units was priced at $36.86 per unit to the public. The Partnership expects the delivery to occur on October 23, 2013. In addition, the underwriters have an over-allotment option to purchase up to 750,000 common units.

Assuming no exercise of the over-allotment option, the Partnership expects to receive net proceeds from the offering of approximately $181.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses, and including the Partnership’s general partner’s proportionate capital contribution.

The Partnership intends to use the net proceeds from the offering, including the proceeds from any exercise of the over-allotment option of common units, to repay borrowings outstanding under its senior secured credit facility.

Wells Fargo Securities, Citigroup, J.P. Morgan, Raymond James, RBC Capital Markets, Baird, and Credit Suisse will act as joint book-running managers of the underwritten offering of common units. This offering of common units will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained from:

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (800) 831-9146

Email: batprospectsdept@citi.com

J.P. Morgan

via Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (866) 803-9204

Raymond James

Attn: Prospectus Department

880 Carillon Parkway

St. Petersburg, FL 33716

Telephone: (800) 248-8863

Email: prospectus@raymondjames.com

RBC Capital Markets

Attn: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281-8098

Telephone: (877) 822-4089

Baird

Attention: Syndicate Department

777 East Wisconsin Avenue

Milwaukee, WI 53202-5391

Telephone: (800) 792-2413

Email: syndicate@rwbaird.com

Credit Suisse

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Telephone: (800) 221-1037

Email: Newyork.prospectus@credit-suisse.com

An electronic copy of the preliminary prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties.

(code #: EVEP/G)

The common units are being offered pursuant to an effective registration statement that the Partnership previously filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units or any other securities, nor shall there be any sale of the common units or any other securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in such state or jurisdiction.

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect the Partnership’s expectations or forecasts based on assumptions made by the Partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward looking statements. These risks are further described in the Partnership’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com